EXHIBIT 31.4
CERTIFICATION
I, Jean Hu, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Conexant Systems, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: December 21, 2009
/s/ JEAN HU

Jean Hu
Chief Financial Officer and Senior Vice President,
Business Development